UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,

DC 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 12, 2022
Orchid Island Capital, Inc.
(Exact Name of Registrant as Specified in Charter)
Maryland
001-35236
27-3269228
(State or Other Jurisdiction of
Incorporation)
(Commission File Number) (IRS Employer Identification No.)
3305 Flamingo Drive
,
Vero Beach
,
Florida
32963
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number,

including area code
(
772
)
231-1400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
registrant under any of the following provisions:
☐

Written communications pursuant

to Rule 425 under the Securities Act (17 CFR 230.425)
☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a

-12)
☐

Pre-commencement communications pursuant to Rule 14d-2(b)

under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class:
Trading symbol:

Name of each exchange

on which registered:
Common Stock, par value $0.01 per share
ORC
NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange

Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☐
If an emerging growth company,

indicate by check mark if the registrant has elected not to use the extended transition period
for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.

☐

Item 2.02.

Results of Operations and Financial Condition.
On October 12, 2022, Orchid Island Capital, Inc. (the “Company”)

announced its estimated book value of $11.42 per

share as
of September 30, 2022, certain details of its RMBS portfolio as of September 30, 2022,

and estimated GAAP net loss per
share of $2.41, including an estimated $2.66 per share of net realized and unrealized losses, for the quarter ended September
30, 2022.

These figures and the estimated book value per share and estimated GAAP net income per share are preliminary,
subject to change, and subject to review by the Company’s

independent registered public accounting firm.
Item 8.01.

Other Events.
On October 12, 2022, the Company announced that the Board of Directors of the Company (the “Board”) declared a dividend
for the month of October 2022 of $0.16 per share of the Company’s common stock, to be paid on November 28, 2022 to
holders of record on October 31, 2022, with an ex-dividend date of

October 28, 2022. In addition, the Company announced
certain details of its RMBS portfolio as of September 30, 2022 as well as certain other information regarding the Company.

The Company also announced the Board’s

approval on October 12, 2022 of an increase to its previously announced stock
repurchase program (the “Repurchase Program”) for up to

an additional 4,300,000 shares of the Company’s

common stock,
which results in a total authorization under the Repurchase Program for up to 5,046,499 shares, representing approximately
15% of the Company’s currently outstanding

shares of common stock. As part of the Repurchase Program, shares may be purchased in open market transactions, including through block purchases,

through privately negotiated transactions, or
pursuant to any trading plan that may be adopted in accordance with Rule 10b5

-1 of the Securities Exchange Act of 1934, as
amended (the “Exchange Act”). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18,
which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing,
manner, price and amount of any repurchases

will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not
obligate the Company to acquire any particular amount of common stock, and the Repurchase Program may be suspended or
discontinued at the Company’s discretion

without prior notice. The Repurchase Program has no termination date.
A copy of the Company’s press release announcing

the dividend,

the other information regarding the Company and the
increase in the size of the Repurchase Program is attached hereto as Exhibit

99.1 and incorporated herein by this reference.

Caution About Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995 and other federal securities laws, including, but not limited to, statements about the Company’s
distributions and the Repurchase Program. These forward-looking statements are based upon the Company’s

present
expectations, but the Company cannot assure investors that actual results will not vary from the expectations contained in the
forward-looking statements. Investors should not place undue reliance upon forward looking statements. For further
discussion of the factors that could affect outcomes, please refer to the

“Risk Factors” section of the Company's Annual
Report on Form 10-K for the fiscal year ended December 31, 2021. All forward-looking statements speak only as of the date
on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they
may affect the Company.

Except as required by law,

the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d)

Exhibits
Exhibit No. Description
99.1
Press Release dated October 12, 2022
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on
its behalf by the undersigned hereunto duly authorized.
Date: October 12, 2022

ORCHID ISLAND CAPITAL,

INC.
By: /s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer